SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2001




                            CROWN ENERGY CORPORATION
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              Exact name of registrant as specified in its charter




          Utah                           0-19365                 98-0368981
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State or other jurisdiction         Commission File No.      IRS Employer ID #
    of incorporation



             216 South State, Suite 650, Salt Lake City, Utah 84111
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               Address and zip code of principal executive offices



                                  801-537-5610
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                          Registrant's telephone number


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Item 1.    Changes in Control of Registrant

           Not applicable.

Item 2.    Acquisition or Disposition of Assets

           Not applicable.

Item 3.    Bankruptcy or Receivership

           Not applicable.

Item 4.    Changes in Registrant's Certifying Accountant

           Not applicable.

Item 5.    Other Events


           Crown Energy Corporation ("Crown") announced today that a final settlement, effective October 23, 2001, had been reached in the litigation between Crown's wholly owned subsidiary, Crown Asphalt Products Company ("CAPCO"), its majority owned subsidiary Crown Asphalt Distribution, L.L.C. ("CAD") and Santa Maria Refining Company ("SMRC"), Saba Petroleum Company ("Saba") and Greka Energy Corporation ("Greka"). The litigation had recently gone to trial in the U.S. District Court, Central Division of California and related to, among other things, claims for relief by CAPCO and CAD for (i) the asserted breach of an asphalt processing agreement, and (ii) damages incurred by CAPCO and CAD for the failure of certain asphalt to be delivered.

           The Settlement Agreement between the parties requires that the terms of the settlement not be disclosed. Mr. Jay Mealey, the President and Chief Executive Officer of Crown noted, however, that the action had been amicably resolved on terms believed to be mutually beneficial to all of the parties.

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

                                   SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CROWN ENERGY CORPORATION


                                                /s/ Jay Mealey
                                              ----------------------------------
                                              Jay Mealey
                                              Chief Executive Officer, President



DATED:  October 31, 2001

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